Exhibit e.2

FORM OF

AMENDMENT NO. 1 TO SCHEDULE A

to the Distribution Agreement

among Marshall Funds, Inc., Marshall & Ilsley Trust Company N.A.

and Grand Distribution Services, LLC

Effective June 1, 2007, Marshall Funds, Inc. will include the following portfolios:

Marshall Large-Cap Value Fund

Marshall Large-Cap Growth Fund

Marshall Mid-Cap Value Fund

Marshall Mid-Cap Growth Fund

Marshall Small-Cap Growth Fund

Marshall International Stock Fund

Marshall Aggregate Bond Fund

Marshall Government Income Fund

Marshall Short-Intermediate Bond Fund

Marshall Intermediate Tax-Free Fund

Marshall Short-Term Income Fund

Marshall Prime Money Market Fund

Marshall Government Money Market Fund

Marshall Tax-Free Money Market Fund

Dated: May     , 2007

MARSHALL FUNDS, INC.		GRAND DISTRIBUTION SERVICES, LLC

By:		By:
	John M. Blaser, President	Name:	Peter Hammond
		Title:	Executive Vice President and Chief
Administrative Officer

MARSHALL & ILSLEY TRUST COMPANY, N.A.

By:
Name:	Timothy M. Bonin
Title:	Vice President